THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES
         ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE KINGSLEY COACH, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                SECURED NOTE

        FOR VALUE RECEIVED, THE KINGSLEY COACH, INC., a Delaware corporation (hereinafter called "Borrower"), hereby promises to pay to LONGVIEW INTERNATIONAL EQUITY FUND, LP, 600 Montgomery Street, 44th Floor, San Francisco, CA 94111, Fax: 415-981-5300, (the "Holder") or order, without demand, the sum of One Hundred and Twenty-Five Thousand Dollars ($125,000.00), with simple interest accruing at the annual rate of twelve percent (12%), on October 21, 2005 (the "Maturity Date").

        This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower and the Holder, dated of even date herewith
(the "Subscription Agreement"), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement. The following terms shall apply to this
Note:

         ARTICLE I

         GENERAL PROVISIONS

        1.1	Payment Grace Period.  The Borrower shall have a five (5) business day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of twenty percent (20%) per annum shall apply to the amounts owed hereunder.

        1.2	Repayment.  The Note shall be payable in full on the Maturity
Date; provided, that if an Event of Default has occurred (whether or not such Event of Default is continuing), the Borrower may not pay this Note without the consent of the Holder until the later of the Maturity Date or until one year after the Event of Default has been cured.

        1.3	Interest Rate.   Simple interest payable on this Note shall accrue
at the annual rate of twelve percent (12%) and be payable quarterly commencing April 1, 2005, and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

        1.4	Acceleration of Maturity Date.   The Maturity Date shall be
accelerated to the date the Borrower receives proceeds from the sale by the Company to the United States government of a Command Post Vehicle under purchase order number DGSP1003177 to be delivered to the Maryland Department of State Police. This Note must be repaid out of the proceeds of such financing transaction.

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES
        ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE KINGSLEY COACH, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


                                   NOTE

        FOR VALUE RECEIVED, THE KINGSLEY COACH, INC., a Delaware corporation (hereinafter called "Borrower"), hereby promises to pay to LONGVIEW EQUITY FUND, LP, 600 Montgomery Street, 44th Floor, San Francisco, CA 94111, Fax:
415-981-5300, (the "Holder") or order, without demand, the sum of Three Hundred and Seventy-Five Thousand Dollars ($375,000.00), with simple interest accruing at the annual rate of twelve percent (12%), on October 21, 2005 (the "Maturity Date").

        This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower and the Holder, dated of even date herewith
(the "Subscription Agreement"), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement. The following terms shall apply to this
Note:

        ARTICLE I

        GENERAL PROVISIONS

1.1 Payment Grace Period. The Borrower shall have a five (5) business day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of twenty percent (20%) per annum shall apply to the amounts owed hereunder.

1.2     Repayment.  The Note shall be payable in full on the Maturity
Date; provided, that if an Event of Default has occurred (whether or not such Event of Default is continuing), the Borrower may not pay this Note without the consent of the Holder until the later of the Maturity Date or until one year after the Event of Default has been cured.

1.3     Interest Rate.   Simple interest payable on this Note shall accrue
at the annual rate of twelve percent (12%) and be payable quarterly commencing April 1, 2005, and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

1.4     Acceleration of Maturity Date.   The Maturity Date shall be
accelerated to the date the Borrower receives proceeds from the sale by the Company to the United States government of a Command Post Vehicle under purchase order number DGSP1003177 to be delivered to the Maryland Department of State Police. This Note must be repaid out of the proceeds of such financing transaction.

                              ARTICLE II

	EVENT OF DEFAULT

        The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

        2.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due and such failure continues for a period of five (5) business days after the due date. The five (5) business day period described in this
Section 2.1 is the same five (5) business day period described in Section 1.1 hereof.

        2.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of the Subscription Agreement or this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

        2.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and a Closing Date.

        2.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

        2.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

        2.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

        2.7     Delisting.   Delisting of the Common Stock from the OTC
Bulletin Board ("Bulletin Board") or such other principal exchange on which the Common Stock is listed for trading; failure to comply with the requirements for continued listing on the Bulletin Board for a period of three
(3) consecutive trading days; or notification from the Bulletin Board or any Principal Market that the Borrower is not in compliance with the conditions for such continued listing on the Bulletin Board or other Principal Market.

        2.8 Stop Trade. An SEC or judicial stop trade order or Principal Market trading suspension that lasts for five or more consecutive trading days.

        2.9 Non-Registration Event. The occurrence of a Non-Registration Event as described in the Subscription Agreement.

        2.10 Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

                               ARTICLE III

SECURITY INTEREST

        3.      Security Interest/Waiver of Automatic Stay.   This Note is
secured by a security interest granted to the Collateral Agent for the benefit of the Holder pursuant to a Security Agreement, as delivered by Borrower to Holder. The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Borrower and Holder are parties (collectively, "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Borrower further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

                                 ARTICLE IV

	MISCELLANEOUS

        4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: The Kingsley Coach, Inc., 25820 7th Street W., Zimmerman, MN 55398, Attn: Ralph Dickensen, CEO, telecopier: (763) 445-2918, with a copy by telecopier only to: Robert Brantl, Esq., 322 4th Street, Brooklyn, New York 11215, telecopier: 718-965-4042, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note, with a copy by telecopier only to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

        4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

        4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

        4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

        4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

        4.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

        4.8 Redemption. This Note may not be redeemed or called without the consent of the Holder.



                   [THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 21st day of January, 2005.

                                            The Kingsley Coach, Inc.



                                            By: /s/ Ralph Dickenson
                                            --------------------------
                                            Ralph Dickensen, CEO

WITNESS:

/s/ Dick Whitney